SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])

[xx] Filed by Registrant

[  ] Filed by a Party other than the Registrant

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)2))

[XX] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                        Citizens Financial Services, Inc.
                   (Name of Registrant as Specified in Its Charter)


                        __________________________________
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[xx] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price of other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:


[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            CITIZENS FINANCIAL SERVICES, INC.


                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON APRIL 21, 1998


TO THE SHAREHOLDERS OF CITIZENS FINANCIAL SERVICES, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of CITIZENS FINANCIAL SERVICES, INC. (the "Corporation") will be held at 12:00 p.m., prevailing time, on Tuesday, April 21, 1998 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania, 16901, for the following purposes:

     1. To elect three (3) Class 2 Directors to serve for a three-year term and until their successors are elected and qualified.

     2. To consider and act upon a proposal to amend Article 4 of the Articles of Incorporation of the Corporation, as amended, to increase the number of authorized shares of the Corporation's Common Stock, par value $1.00 per share, from 5,000,000 shares to 10,000,000 shares.

     3. To consider and act upon a proposal to amend and restate Article 13 of the Articles of Incorporation of the Corporation, as amended, to provide that preemptive rights shall not exist with respect to the Corporation's securities.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

In accordance with the Bylaws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 11, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1997 is enclosed with this Notice. Copies of the Corporation's Annual Report for the 1996 fiscal year may be obtained at no cost by contacting Richard E. Wilber, President, 15 South Main Street, Mansfield, Pennsylvania 16933, telephone: 800-326-9486.

You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                   By Order of the Board of Directors,

                                   /s/ Richard E. Wilber

                                   Richard E. Wilber, President

March 18, 1998

                           CITIZENS FINANCIAL SERVICES, INC.

                         PROXY STATEMENT FOR THE ANNUAL MEETING OF
                         SHAREHOLDERS TO BE HELD ON APRIL 21, 1998

                                           GENERAL

Introduction, Date, Time and Place of Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Citizens Financial Services, Inc. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at 12:00 p.m., prevailing time, on Tuesday, April 21, 1998 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901.

The principal executive office of the Corporation is located at First Citizens National Bank (the "Bank"), 15 South Main Street, Mansfield, Pennsylvania 16933. The telephone numbers for the Corporation are 717-662-2121 or 800-326-9486. All inquiries should be directed to Richard E. Wilber, President and Chief Executive Officer of the Corporation.

Solicitation and Voting of Proxies

This Proxy Statement and the enclosed form of the proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 18, 1998.

Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class 2 Director named below to serve for a three-year term and until their successors are elected and qualified, FOR the proposal to approve and adopt an amendment to Article 4 of the Articles of Incorporation of the Corporation, as amended, to increase the number of authorized shares of common stock of the Corporation to 10,000,000, FOR the proposal to approve and adopt an amended and restated Article 13 of the Articles of Incorporation of the Corporation, as amended, to provide that preemptive rights shall not exist with respect to the Corporation's securities, and FOR the transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mail, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and by telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only (1) by giving written notice of revocation to Terry B. Osborne, Secretary of Citizens Financial Services, Inc., at 15 South Main Street, Mansfield, Pennsylvania 16933, (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum

At the close of business on March 11, 1998, the Corporation had outstanding 2,746,564 shares of common stock, par value $1.00 per share, the only authorized class of stock (the "Common Stock").

Only holders of Common Stock of record at the close of business on March 11, 1998 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matters as to which the broker withheld authority.

Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee. Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders entitled to vote thereon is required to approve and adopt the Amendments to the Corporation's Articles of Incorporation.


PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

The following table sets forth, as of March 11, 1998, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned.

                                                         Percent of Outstanding
                                Number of Shares         Common Stock
Name and Address                Beneficiall Owned (1)    Beneficially Owned

R. Lowell Coolidge                  138,460                  5.04%
Post Office Box 41
Wellsboro, Pennsylvania 16901

(1) The securities "Beneficially Owned" by an individual are determined in accordance with the definitions of "Beneficial Ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 11, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth as of March 11, 1998, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all executive officers and directors of the Corporation and Bank as a group. This information is furnished by the directors and the Corporation.

Name and Beneficial                Amount and Nature of
Owner                              Beneficial Ownership (1)     Percent of Class

                  CURRENT CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 1998 AND NOMINEES FOR CLASS 2 DIRECTOR WHOSE TERM EXPIRES IN 2001

John E. Novak                             3,270  (3)                    .12%

Rudolph J. van der Hiel                  16,970  (4)                    .62%

                      CURRENT CLASS 2 DIRECTOR NOT UP FOR REELECTION

Robert E. Dalton (2)                     31,588  (5)                   1.15%

                   CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 1999

Carol J. Tama                            69,066                        2.51%

R. Lowell Coolidge                      138,460  (6)                   5.04%

John M. Thomas, M.D.                     45,452  (7)                   1.65%

Larry J. Croft                           22,674  (8)                    .83%

Richard E. Wilber                         9,338  (9)                    .34%

                   CURRENT CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 2000

Bruce L. Adams                            4,248  (10)                   .15%

William D. Van Etten                      5,854  (11)                   .21%

All Nominees, Directors and             349,086                       12.71%
Executive Officers as a Group - 14
persons

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "Beneficial Ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 11, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Mr. Dalton is retiring as a Director from the Corporation and the Bank.

(3) Mr. Novak holds 3,184 shares individually, 86 shares are held by his spouse.

(4) Mr. van der Hiel holds 15,506 shares individually, 22 shares are held jointly with his spouse, 1,442 shares are held by his spouse.

(5) Mr. Dalton holds 2,454 shares individually, 29,134 shares are held by his spouse.

(6) Mr. Coolidge holds 110,470 shares individually, 27,990 shares are held by his spouse.

(7) Dr. Thomas holds 44,944 shares individually, 508 shares are held by his spouse.

(8) Mr. Croft holds 12,958 shares individually, 9,192 shares jointly with his spouse, 524 shares are held by his spouse.

(9) Mr. Wilber holds 6,480 shares individually, 694 shares are held jointly with his spouse, 622 shares are held by his spouse, 1,542 shares are held by his wife as custodian.

(10) Mr. Adams holds 3,956 shares individually, 292 shares jointly with his spouse.

(11) Mr. Van Etten holds 4,982 shares individually, 872 shares are held jointly with his spouse.

                                 ELECTION OF DIRECTORS

The Articles of Incorporation provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The number of Directors is currently set at ten (10). The Articles further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class 3. The Class 2 Directors elected at this Annual Meeting will serve for a three (3) year term. The Class 1 and 3 Directors at this Annual Meeting will continue to serve for one and two years, respectively, in order to complete their three year terms.

It is intended that the Proxies solicited hereunder will be voted FOR (unless otherwise directed) the three (3) nominees named below. The Corporation does not contemplate that any nominee will be unable to serve as Director for any reason. Each nominee has agreed to serve if elected. However, in the event one or more of the nominees should be unable to stand for election, the vote will be cast for the remaining nominees in accordance with the best judgement of the Board of Directors.

There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the Directors in the class to be elected.

                      INFORMATION AS TO NOMINEES AND DIRECTORS

The following table contains certain information with respect to the Corporation's Directors and nominees for Class 2 Director. The date appearing in parenthesis opposite each Director's name in the "Director Since" column represents the year in which each individual became a Director of the Bank, or any predecessor institution acquired by the Bank. Each nominee presently serves as a Director of the Bank, as well as a Director of the Corporation except for Mark L. Dalton, who is a nominee for Director of the Corporation but currently serves as a Director of the Bank. All Directors have been engaged in the principal occupation indicated for five years or more.

                                  Principal Occupation
                                  for Past Five Years
                                  and Position Held with the  Director Since
Name                         Age  Corporation and the Bank    Corporation/Bank

                    CURRENT CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 1998

Robert E. Dalton             65   Chairman of the Board -           1984
                                  Citizens Financial Services,     (1957)
                                  Inc. and First Citizens
                                  National Bank; Real Estate and
                                  Insurance Broker

John E. Novak                61   Retired School Administrator       1984
                                  with Southern Tioga School        (1976)
                                  District; since 1993 has
                                  supervised Student Teachers
                                  at Elmira College

Rudolph J. van der Hiel      58   Attorney-at-Law with the Law        1984
                                  Offices of van der Hiel &          (1975)
                                  Chappell; Vicar at St. James
                                  Episcopal Church, Mansfield and
                                  Trinity Episcopal Church, Wellsboro

                  NOMINEES FOR CLASS 2 DIRECTOR WHOSE TERM EXPIRES IN 2001

John E. Novak                61   Retired School Administrator        1984
                                  with Southern Tioga School         (1976)
                                  District; since 1993 has
                                  supervised Student Teachers
                                  at Elmira College

Rudolph J. van der Hiel      58   Attorney-at-Law with the Law         1984
                                  Offices of van der Hiel &           (1975)
                                  Chappell; Vicar at St. James
                                  Episcopal Church, Mansfield and
                                  Trinity Episcopal Church, Wellsboro

Mark L. Dalton               43   Principal owner of Robert E.
                                  Dalton General Insurance            (1997)

                    CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 1999

Carol J. Tama                57   President of Monaghan                1986
                                  Transportation Company; Vice        (1984)
                                  President of Keystone Parts
                                  Manufacturing, Inc.

R. Lowell Coolidge           57   Attorney-at-Law with the firm        1984
                                  of Walrath and Coolidge             (1984)

Richard E. Wilber            49   President of Citizens Financial      1984
                                  Sevices, Inc. and First             (1983)
                                  Citizens National Bank

John M. Thomas, M.D.         64   Retired Executive Chairman of        1990
                                  Guthrie Healthcare System;          (1985)
                                  President of Chemung Spring
                                  Water Company

Larry J. Croft               62   General Manager of Croft Ford,       1990
                                  Inc.; Secretary of Croft Lumber     (1969)
                                  Co. Inc.

                  CURRENT CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 2000

Bruce L. Adams               61   President of Bru-Cel                 1991
                                  Distributing Co., Inc.              (1991)

William D. Van Etten         64   Dairy Farmer                         1984

                        THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 1997, there were six (6) regular meetings of the Board of Directors of the Corporation and twenty three (23) regular meetings of the Board of Directors of the Bank. Each of the Directors attended at least seventy-five percent of the combined total number of meetings of the Corporation's and the Bank's Board of Directors.

There is no family relationship, by blood, marriage, or adoption, between any of the Directors and any other Director, Officer, or full-time Employee, of the Corporation or of the Bank.

To the best knowledge of the management of the Corporation and the Bank, none of the Directors are involved in any legal action in his/her individual capacity that is material to an evaluation of his/her ability or integrity to act as a Director.

The Corporation has no standing audit committee or nominating committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the Board of Directors of the Bank.

                             NOMINATIONS FOR DIRECTORS

Nominations for Directors, other than those made by or on behalf of the existing Board of Directors, to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the date of the meeting. Such nominations must be in accordance with
Section 202 of the Corporation's Bylaws and contain the information specified therein.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than 5% of the registered class of the Corporation's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 5% shareholders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1997, through December 31, 1997, its officers, directors and 5% shareholders were in compliance with all applicable filing requirements.

                         EXECUTIVE COMPENSATION

Information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1997, 1996 and 1995 of those persons who were, as of December 31, 1997, (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Corporation to the extent that such persons' total annual salary and bonus exceeded $100,000 is set forth below.

Summary Compensation Table

                                                              Long Term Compensation
                                                                  Awards             Payouts
                               Annual Compensation        Restricted   Securities             All Other
Name and                  Salary            Other Annual  Stock        Underlying    LTIP     Compensation
Principal                 ($)       Bonus   Compensation  Award(s)     Options/SARs  Payouts  ($)
Position            Year  (1)       ($)     ($)           ($)          (#)           ($)      (2)

Richard E. Wilber   1997  $127,543  $9,583   None         None          None          None    $10,930
President and CEO   1996  $127,582  $8,028                                                    $10,730
                    1995  $117,107  $6,329                                                     $8,345

(1) The "Salary" column includes fees paid to Mr. Wilber as a director of the Corporation and of the Bank totaling $10,130, $8,930 and $8,475 for years 1997, 1996 and 1995, respectively.

(2) Includes $9,583, $8,028 and $6329 for tax deferred profit sharing contribution paid by the Bank in the respective years of 1997, 1996 and 1995.

     Includes $1,146, $1,016 and $957 for imputed income on life insurance in the respective years of 1997, 1996 and 1995.

     Includes $201, $1,686 and $1,059 for taxable spousal/family expenses in the respective years of 1997, 1996 and 1995.

Employment Contract

On April 16, 1996, the Corporation and Mr. Richard E. Wilber, President of the Corporation and of the Bank, entered into an employment agreement (the "Agreement"). The employment agreement sets forth the benefits to which Mr. Wilber is entitled in the event of termination of Mr. Wilber's employment. If Mr. Wilber's employment is terminated without "Cause" (as defined in the Agreement), Mr. Wilber becomes entitled to severance benefits under the Agreement. Depending upon the reason for Mr. Wilber's termination (as "termination" is defined in the Agreement), Mr. Wilber would receive a lump-sum payment in cash and be entitled to remain a participant in any health and accident, disability and life insurance plan of the Corporation or of the Bank, in which he was a participant on his date of termination. If such participation violates provisions of any such plan or policy, then the Corporation would pay Mr. Wilber, on a monthly basis, a sum equal to the premiums that the Corporation would have paid on his behalf. The Agreement provides that Mr. Wilber will be entitled to only those pension and profit sharing benefits that have accrued prior to his termination.

Retirement Plan

The Bank has a noncontributory defined benefit pension plan (the "Plan") for all employees meeting certain age and length of service requirements.
Benefits are based primarily on years of service and the average annual compensation during the highest five consecutive years within the final ten years of employment. The Bank's funding policy is consistent with the funding requirements of Federal law and regulations. The First Citizens National Bank Trust Department is trustee of the pension plan.

The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee, assuming final average earnings as shown. This table reflects the benefit available through the pension plan exclusive of social security. Because of funding limitations by the Internal Revenue Service, no contributions were allowed in 1997. Such funding limitations did not apply in 1996 and the Bank contributed the maximum allowed of $116,011.


Average Annual                   Annual Pension Benefits Upon Retirement
Earnings                         with Years of Service Indicated

                                 10         20         30         40
                                 ---        ---        ---        ---

 $60,000                          9,802     19,604     29,407     29,407
 $80,000                         13,802     27,604     41,407     41,407
$100,000                         17,802     35,604     53,407     53,407
$120,000                         21,802     43,604     65,407     65,407
$140,000                         25,802     51,604     77,407     77,407
$160,000                         29,802     59,604     89,407     89,407
$180,000                         29,802     59,604     89,407     89,407

Richard E. Wilber, President and Chief Executive Officer of the Corporation, has 16 years of credited service to the Corporation and Bank. Average salary upon which benefits would be calculated at December 31, 1997 is $124,204.

Profit Sharing Plan

The Bank has a profit-sharing plan, covering substantially all employees, which provides tax deferred salary savings to plan participants.
Contributions to the profit-sharing plan are allocated to participants based upon a percentage of their compensation. The total amount of the profit-sharing contribution is determined by the Board of Directors annually on a discretionary basis. Total contributions for 1997, 1996 and 1995 were $186,705, $130,820 and $86,239, respectively. As reported in the Summary Compensation Table, the contributions paid by the Bank on behalf of Richard E. Wilber, President and Chief Executive Officer of the Corporation, were $9,583 in 1997, $8,028 in 1996 and $6,329 in 1995.

Compensation of Directors

Directors of the Corporation, except for the Chairman, receive a fee of $125 per meeting. Directors of the Bank, except for the Chairman, receive $495 per month plus fees of $95 per meeting, for attendance at various committee meetings. The Chairman receives a fixed annual sum of $12,501. In addition to these fees, each director is provided a $50,000 life insurance benefit. In the aggregate, the Board of Directors received $99,727 for all Board of Directors meetings, of the Corporation, of the Bank and committee meetings attended, in 1997. Total premiums paid, in 1997, for life insurance on behalf of the directors was $1,783.

Compensation Committee Interlocks and Insider Participation

Mr. Richard E. Wilber, President and Chief Executive Officer of the Corporation and of the Bank, is a member of the Human Resource Committee which makes recommendations on compensation policies and practices to the Board of Directors. Mr. Wilber does not participate in conducting his review nor does he vote on his annual compensation package.

Board of Directors Report on Executive Compensation

The Board of Directors of the Corporation is responsible for the governance of the Corporation and its subsidiary, First Citizens National Bank. In fulfilling its fiduciary duties, the Board of Directors engages competent persons who undertake to accomplish strategic goals and objectives with integrity and in a cost-effective manner.

The Human Resource Committee, comprised of the President and three outside directors (Directors Novak, Croft and Adams), makes recommendations on compensation policies and practices to the Board of Directors. The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. Compensation policies are designed to attract and motivate competent and dedicated individuals to enhance the Corporation's growth and profitability and the ultimate financial return to shareholders.

The compensation of the President and of the Executive Vice President is reviewed and approved in April of each year by the Board of Directors. As a basis for determining compensation, the Board of Directors examines information from a peer group of banks relative to performance and compensation. The peer group for overall bank performance analysis consists primarily of those contained within the Uniform Bank Performance Report prepared by the Office of the Comptroller of the Currency (banks with assets of $100 million to $300 million throughout the United States). The peer group for analysis of compensation paid to other bank holding company and banking institution executives is obtained primarily from L.R. Weber Associates, Inc. and Bank Administration Institute (such peer data is compiled on both a regional and asset size basis). These peer groups are different from the peer group utilized in the performance chart appearing below.

The Board of Directors does not deem Section 162(m) of the Internal Revenue Code ("IRC") to be applicable to the Corporation at this time. The Board of Directors intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section does become applicable it is the intent of the Board of Directors to amend the Corporation's and the Bank's compensation plans to preserve the deductibility of the compensation payable under such plans.

Compensation of the President/Executive Vice President

As mentioned previously, the Board of Directors evaluated the compensation of the President and the Executive Vice President in April 1997. Compensation increases were determined based on an analysis of the contribution of these individuals in achieving the Corporation's strategic goals and objectives. In determining whether strategic goals had been achieved, the Board of Directors considered, among numerous factors, the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there was no direct correlation between any specific criterion and compensation of these executives, nor was there any specific weight provided to any such criteria.

The Board of Directors believes that the President's 1997 compensation of $117,413 is appropriate in light of the Corporation's 1997 accomplishments (an 8% increase in net income and a 13.9% return on average equity,exclusive of the arbitration award, and a 4.2% increase in assets). In addition to this compensation, the President and Executive Vice President participate in the Bank's profit-sharing plan on the same basis as all other eligible employees.

HUMAN RESOURCE COMMITTEE

    Richard E. Wilber     John E. Novak     Larry J. Croft     Bruce L. Adams

                       SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly change in the cumulative total return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Index and selected peer groups for the period of five
(5) years commencing on January 1, 1992, and ended December 31, 1997. Shareholder return shown on the graph below is not necessarily indicative of future performance.

________________________________________________________________________________
[PERFORMANCE GRAPH OMITTED. Following is a description of the performance graph in tabular format.]

                      1992      1993      1994      1995      1996     1997
Peer Group Index      100.00    139.06    166.08    189.52    233.82   340.97

Citizens Financial    100.00    119.31    161.75    173.34    199.58   301.50
 Services, Inc.

S&P 500 Index         100.00    110.02    111.51    153.26    188.36   251.12

________________________________________________________________________________

NOTE:Peer group information appearing above includes the following companies:
CNB Financial Corporation, Citizens & Northern Corporation, Columbia Financial Corporation, Comm. Bancorp, Inc., Mid Penn Bancorp, Inc., Heritage Bancorp, Inc., Penn Security Bank & Trust Co., Penns Woods Bancorp, Inc., Pioneer American Holding Company, and Norwood Financial Corporation. Such financial institutions and bank holding companies were selected based on four criteria: total assets between $150 million and $650 million, market capitalization greater than $20 million; headquarters located in Pennsylvania; and not listed on NASDAQ national market.

                             CERTAIN TRANSACTIONS

Certain of the Corporation's Directors and Executive Officers and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business. In addition, certain Directors are and have been Directors and Officers of corporations which are customers of the Bank and have had transactions with the Bank in the ordinary course of business. All such transactions with these Directors and Officers of the Corporation and their associates referred to above were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time of such transactions. These transactions did not involve more than a normal risk of collectibility or present other unfavorable features.

During 1997, business and law firms of which Directors Rudolph J. van der Hiel and R. Lowell Coolidge were Officers and/or Partners rendered services or sold products to the Corporation and/or the Bank in the normal course of business. Directors Rudolph J. van der Hiel and R. Lowell Coolidge each received $5,984.52 and $25,856.25, respectfully, for all legal services rendered to the Corporation and/or Bank during 1997. Also during 1997, Dalton Insurance Agency was paid $81,261.00 in premiums for various insurance coverages for the Corporation and the Bank.

Total loans outstanding from the Corporation and the Bank at December 31, 1997, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of ten percent (10%) or more was $2,230,952, or approximately nine percent (9%) of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 1998, to the above described group was $1,854,476.07.

                       PROPOSED AMENDMENT TO ARTICLE 4 OF THE
                       ARTICLES OF INCORPORATION, AS AMENDED,
                             TO INCREASE THE NUMBER OF
                         AUTHORIZED SHARES OF COMMON STOCK

The Articles of Incorporation of the Corporation, as amended, currently authorize five million (5,000,000) shares of Common Stock, par value $1.00 per share. As of March 18, 1998, there were 2,746,564 shares of Common Stock issued and outstanding. The Corporation thus has only a limited number of authorized but unissued shares available for issuance, from time to time, as may be necessary in connection with future financings, investment opportunities, acquisitions of other companies, the declaration of stock dividends, stock splits or other distributions, or for other corporate purposes.

Accordingly, on February 3, 1998, the Board of Directors of the Corporation approved resolutions to amend Article 4 of the Corporation's Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 5,000,000 shares to 10,000,000 shares. The increase in the number of authorized shares of Common Stock requires that the shareholders approve and adopt the proposed amendment to the Corporation's Articles of Incorporation, as amended. A true and correct copy of the proposed amendment to Article 4 of the Corporation's Articles of Incorporation, as amended, and the resolutions approved and adopted by the Board of Directors are set forth below:

WHEREAS, the Board of Directors desires and finds that it is in the best interests of the Corporation and its shareholders to increase the number of authorized shares of the Corporation's Common Stock, par value $1.00 per share, from 5,000,000 shares to 10,000,000 shares, in order to provide the Corporation with as much flexibility as possible to issue additional shares of Common Stock for proper corporate purposes, including financings, acquisitions, stock splits, stock dividends, employee incentive plans, and other similar purposes; and

NOW, THEREFORE, BE IT RESOLVED, that in accordance with Sections 1911, 1912, 1914, 1915 and 1916 of the Business Corporation Law of 1988, as amended, the Board of Directors hereby approves and adopts the following proposed amendment to the Corporation's Articles of Incorporation, as amended, and hereby directs that the following proposed amendment to the Articles of Incorporation, as amended, of this Corporation be submitted to the shareholders of the Corporation for their approval and adoption at the 1998 Annual Meeting of Shareholders of the Corporation to be held on April 21, 1998, at 12:00 p.m., prevailing time, at Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901, to wit:

Article 4 of the Articles of Incorporation, as amended, of Citizens Financial Services, Inc. is amended and restated to read in full and in its entirety as follows:

4.The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock of the par value of $1.00 per share (the "Common Stock").

BE IT FURTHER RESOLVED, that after approval and adoption of the aforesaid amendment of the Articles of Incorporation of the Corporation by the shareholders of the Corporation at the 1998 Annual Meeting of Shareholders, the President and Secretary or a Vice President and an Assistant Secretary, of the Corporation are hereby authorized, empowered and directed to execute and file Articles of Amendment containing said amendment with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau, and upon such filing said amendment shall be effective.

Except as described in this section of the Proxy Statement, the Corporation has no present plans, understandings or arrangements for issuing the additional shares to be authorized by the proposed amendment. The Board of Directors believes that it is advisable to have authorization for such additional shares in order to enable the Corporation, as the need may arise, to take prompt advantage of market conditions and the availability of favorable opportunities for the acquisition of other companies without the delay and expense incident to the holding of a special meeting of shareholders of the Corporation. The future issuance by the Corporation of shares of Common Stock may dilute the present equity ownership position of current holders of the Common Stock. The proposed amendment is not intended to have an anti-takeover effect. The issuance, however, of any of the shares proposed to be authorized, as well as currently authorized but unissued shares, may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of actions such as certain business combinations or removal of management.

The proposed amendment, if adopted by the shareholders, would increase the number of authorized but unissued shares of Common Stock of the Corporation from 5,000,000 shares to 10,000,000 shares. The unissued shares of Common Stock will be available for issuance at the discretion of the Board of Directors from time to time for any proper corporate purposes generally without further action of the shareholders upon the affirmative vote of a majority of the members of the Board of Directors. If the proposed amendment is adopted by the shareholders, the Board of Directors is not likely to solicit shareholder approval to issue the additional authorized shares, except to the extent that such approval may be required by law, regulation or any agreement governing the trading of the Corporation's stock.

As a result, the Board of Directors proposes that Article 4 of the amended Articles of Incorporation of Citizens Financial Services, Inc. be amended and restated to read in full and in its entirety as set forth above and that the shareholders approve and adopt the following resolution:

RESOLVED, that the proposed amendment to Article 4 of the Corporation's Articles of Incorporation, as amended, and as set forth in its entirety above, be and hereby is, approved, adopted, ratified and confirmed.

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to approve and adopt this amendment to the Corporation's Articles of Incorporation, as set forth above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM FIVE MILLION TO TEN MILLION.

                            PROPOSAL TO APPROVE AND ADOPT
                            AN AMENDMENT AND RESTATEMENT OF
                       ARTICLE 13 OF THE ARTICLES OF INCORPORATION
                              OF THE CORPORATION, AS AMENDED,
                              TO ELIMINATE PREEMPTIVE RIGHTS

On February 3, 1998, the Board of Directors unanimously approved and adopted resolutions amending and restating Article 13 of the Articles of Incorporation of the Corporation, as amended, to provide that preemptive rights shall not exist with respect to the Corporation's securities. A true and correct copy of the proposed amendment to Article 13 of the Corporation's amended Articles of Incorporation and the resolutions approved and adopted by the Board of Directors are set forth below:

WHEREAS, the Board of Directors believes that it would be in the best interests of the Corporation and of its subsidiary to amend the Corporation's amended Articles of Incorporation to delete current Article 13, which authorizes preemptive rights for shareholders, and to insert new Article 13 that specifically negates preemptive rights, because such an amendment would increase the Corporation's flexibility in raising capital.

NOW, THEREFORE, BE IT RESOLVED, that in accordance with Sections 1911, 1912, 1914, 1915 and 1916 of the Business Corporation Law of 1988, as amended, the Board of Directors hereby approves and adopts the following proposed amendment to the Corporation's Articles of Incorporation, as amended, and hereby directs that the following proposed amendment to the Articles of Incorporation, as amended, of the Corporation be submitted to the shareholders of the Corporation for their approval and adoption at the 1998 Annual Meeting of Shareholders of the Corporation to be held on April 21, 1998, at 12:00 p.m., prevailing time, at Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901, to wit:

Current Article 13 of the Articles of Incorporation, as amended, of Citizens Financial Services, Inc. is hereby deleted and new Article 13 is hereby approved, adopted, inserted and provided for, so that Article 13, as amended, shall read in full and in its entirety as follows:

13.Preemptive Rights

No shareholder of this Corporation shall be entitled to preemptive rights and preemptive rights shall not exist with respect to shares or securities of this Corporation.

BE IT FURTHER RESOLVED, that after approval and adoption of the aforesaid amendment of the Articles of Incorporation by the shareholders of the Corporation at the 1998 Annual Meeting of Shareholders, the President and Secretary, or a Vice President and an Assistant Secretary, of the Corporation are hereby authorized, empowered and directed to execute and file Articles of Amendment containing said amendment with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau, and upon such filing, said amendment shall be effective.

The proposed amendment and restatement of Article 13, if adopted by the shareholders, would eliminate the preemptive right of shareholders to subscribe for additional shares on a pro rata basis and will provide the Board of Directors with more flexibility to issue additional shares, without further shareholder approval, for proper Corporate purposes, including financing, acquisitions, stock dividends, stock splits, employee incentive plans or other similar purposes. The elimination of preemptive rights could result in a dilution of a shareholder's ownership interest in the Corporation. Additional shares may also be used by the Board of Directors (if consistent with fiduciary responsibilities) to deter future attempts to gain control over the Corporation. The Board of Directors believes that this amendment is desirable in order to increase the Corporation's existing anti-takeover protection and to provide greater flexibility to the Board of Directors to issue additional shares for proper corporate purposes.

The Board of Directors proposes that Article 13 of the Corporation's amended Articles of Incorporation be amended and restated to read in full and in its entirety as set forth above and that the shareholders approve and adopt the following resolution:

RESOLVED, that the proposed amendment to Article 13 of the Corporation's Articles of Incorporation, as amended, and as set forth in its entirety above, be and hereby is, approved, adopted, ratified and confirmed.

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to approve and adopt this amendment to the Corporation's Articles of Incorporation set forth above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS.

Principal Officers of Corporation

The following table sets forth the selected information about the Executive Officers of the Corporation, as of March 11, 1998. Please refer to the footnotes below under the caption entitled "Principal Officers of First Citizens National Bank."

                      Held      Employee  Number of Shares      Age as of
Name and Position     Since     Since     Beneficially Owned    March 11, 1998

Richard E. Wilber     1984      1984          9,338                 49
President

Terry B. Osborne      1984      1984            901  (2)            44
Secretary

Thomas C. Lyman       1988      1988              4                 52
Treasurer

Each of the above Executive Officers has served in these capacities for the past five years.

Principal Officers of First Citizens National Bank

The following table sets forth the selected information about the Executive Officers of First Citizens National Bank, subsidiary of the Corporation, as of March 11, 1998:

                      Held      Employee  Number of Shares       Age as of
Name and Position     Since     Since     Beneficially Owned     March 11, 1998

Robert E. Dalton      1985      (1)           31,588                 65
Chairman of the Board

Richard E. Wilber     1983      1981           9,338                 49
President

Terry B. Osborne      1991      1975             901  (2)            44
Executive Vice
President

Thomas C. Lyman       1988      1988               4                 52
Assistant Vice
President
Finance/Control
Division Manager

William W. Wilson     1991      1979             346  (3)            48
Vice President
Operations Division
Manager

Cynthia T. Pazzaglia  1985      1983             905  (4)            39
Assistant Vice
President
Administrative
Services Division
Manager

(1)  Is not an employee of First Citizens National Bank.
(2) Mr. Osborne holds 721 shares jointly with his spouse, 48 shares in his name alone, 132 shares held by his spouse.
(3)  Mr. Wilson holds 346 shares jointly with his spouse.
(4)  Mrs. Pazzaglia holds 905 shares jointly with her spouse.

                                 ANNUAL REPORT

A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1997, is enclosed with this Proxy Statement.

                            INDEPENDENT PUBLIC ACCOUNTANTS

S.R. Snodgrass, A.C. ("Snodgrass"), Certified Public Accountants, of Wexford, Pennsylvania, served as the Corporation's independent public accountants for its 1997 fiscal year. The Corporation has been advised by Snodgrass that none of its members has any financial interest in the Corporation. In addition to performing customary audit services, Snodgrass assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Boards of Directors that there was no effect on the independence of the auditors. Snodgrass will serve as the Corporation's independent public accountants for its 1998 fiscal year. A representative of S.R. Snodgrass will be present at the Annual Meeting of Shareholders. The representative will have an opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

                                 SHAREHOLDER PROPOSALS

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 1999, must be submitted to the President of Citizens Financial Services, Inc., at its principal office of 15 South Main Street, Mansfield, Pennsylvania 16933 on or before Wednesday, November 18, 1998, in order to be included in proxy materials relating to that Annual Meeting.

                                     OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters to be presented for action other than described in the accompanying Notice of Annual Meeting of Shareholders, but if any other matters properly come before the Meeting, and any adjournments or postponements thereof, the holder(s) of any Proxy is (are) authorized to vote thereon in accordance with their best judgment.

                                ADDITIONAL INFORMATION

Upon written request of any shareholder, a copy of the Corporation's Annual Report on SEC Form 10-K for its fiscal year ended December 31, 1997, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, may be obtained without charge, from Thomas C. Lyman, Treasurer, Citizens Financial Services, Inc., 15 South Main Street, Mansfield, Pennsylvania 16933.

Next year's Annual Meeting is scheduled to be held on Tuesday, April 20, 1999.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Richard E. Wilber

                         Richard E. Wilber
                         President

                        CITIZENS FINANCIAL SERVICES, INC.

                                    PROXY

              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Terry B. Osborne and Jerald J. Rumsey and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citizens Financial Services, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901, on Tuesday, April 21, 1998 at 12:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.  ELECTION OF CLASS 2 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

     John E. Novak, Rudolph J. van der Hiel and Mark L. Dalton

     _____       For all nominees               _____       WITHHOLD AUTHORITY
               listed above (except               to vote for all nominees
               as marked to the                    listed above
               contrary below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

                            ________________________________

2. Proposal to amend Article 4 of the Corporation's Articles of Incorporation, as amended, to increase the number of authorized shares of the Corporation's Common Stock, par value $1.00 per share, from 5,000,000 shares to 10,000,000 shares.

     _____     FOR             _____     AGAINST             _____    ABSTAIN

The Board of Directors unanimously recommends a vote FOR this proposal.

3. Proposal to amend Article 13 of the Corporation's Articles of Incorporation, as amended, to eliminate preemptive rights.

     _____     FOR             _____     AGAINST            _____     ABSTAIN

The Board of Directors unanimously recommends a vote FOR this proposal.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.


THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

                                   Dated: _____________, 1998


                                   ___________________________

Number of Shares Held of
Record on March 18, 1998           ___________________________
Indicated Above                    Signature(s)       (Seal)

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IT IS HELD JOINTLY, EACH OWNER SHOULD SIGN.